EXHIBIT 24.1

Power of Attorney

Registration Statement on Form S-3

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Civista Bancshares, Inc., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration of certain of its securities for offering and sale, hereby constitutes and appoints Dennis G. Shaffer, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto the said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that the said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney as of the date set forth below.

Signature	Title	Date

/s/ Ian Whinnem	Senior Vice President and Chief Financial Officer	September 25, 2024
Ian Whinnem	(Principal Financial and Accounting Officer)

/s/ Darci Congrove	Director	September 25, 2024
Darci Congrove

/s/ Mark Macioce	Director	September 25, 2024
Mark Macioce

/s/ Julie A. Mattlin	Director	September 25, 2024
Julie A. Mattlin

/s/ James O. Miller	Director	September 25, 2024
James O. Miller

/s/ Dennis E. Murray, Jr.	Director	September 25, 2024
Dennis E. Murray, Jr.

/s/ Mary Patricia Oliver	Director	September 25, 2024
Mary Patricia Oliver

/s/ Clyde A. Perfect, Jr.	Director	September 25, 2024
Clyde A. Perfect, Jr.

/s/ Harry Singer	Director	September 25, 2024
Harry Singer

/s/ Nathan E. Weaks	Director	September 25, 2024
Nathan E. Weaks

/s/ Lorina W. Wise	Director	September 25, 2024
Lorina W. Wise

/s/ Gerald B. Wurm	Director	September 25, 2024
Gerald B. Wurm